EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239322) and Form S-8 (Nos. 333-231536, 333-218238, and 333-258320) of Emerald Holding, Inc. of our report dated March 15, 2022, relating to the audited consolidated financial statements of Anne Holland Ventures, Inc. and Subsidiary as of and for the fiscal years ended December 31, 2020 and 2019, which appears in this Form 8-K

/s/ WithumSmith+Brown, PC
East Brunswick, NJ
March 15, 2022